UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 21, 2004

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                                              Entry into a Material Definitive Agreement.

On October 21, 2004, the Board of Directors of Registrant approved an increase in the base salary of Ronald E. Logue, Chairman and Chief Executive Officer, from $845,000 to $1,000,000 per annum, effective July 1, 2004. There were no other changes made to the compensation Mr. Logue receives from the Registrant.  Mr. Logue, formerly President and Chief Operating Officer of the Registrant, became Chairman and Chief Executive Officer on June 30, 2004 following the retirement of David A. Spina. The base salary increase was approved by the Board of Directors of the Registrant, but is not otherwise set forth in a written agreement between Mr. Logue and the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By: /s/ Charles C. Cutrell
	Name:	Charles C. Cutrell
	Title:	Executive Vice President, and General Counsel

Date: October 22, 2004